Exhibit 99.1

Saba Announces Preliminary Third Quarter Fiscal 2007 Results

Redwood Shores, Calif., March 13, 2007 – Saba (NASDAQ: SABA), the premier provider of human capital management (HCM) solutions, today reported preliminary financial results for its third quarter of fiscal year 2007 ended February 28, 2007. Saba will release actual results for the fiscal third quarter after the market closes on March 29, 2007.

Saba expects total GAAP revenues in the third quarter of fiscal 2007 to be between $24.4 million and $25.0 million, an increase ranging from 34% to 38% over the third quarter of fiscal 2006. Earnings per share is expected to range from a loss of $0.07 per share to a loss of $0.05 per share on a basic and diluted basis, compared to a loss per share of $0.09 in the third quarter of fiscal 2006.

On a non-GAAP basis, total revenues are estimated to be between $24.9 million and $25.5 million. Saba expects non-GAAP earnings per share to range from breakeven to $0.02 on a basic and diluted basis.

The preliminary results compare with earlier guidance of $26.5 million to $27.5 million in total revenues and earnings per share of breakeven to $0.03 on a GAAP basis and $27.0 million to $28.0 million in total revenues and earnings per share of $0.07 to $0.10 on a non-GAAP basis.

Total revenues and earnings per share were affected by lower than expected license revenue due to delays in completing a number of sizeable transactions by quarter end and to stronger than expected OnDemand bookings relative to license bookings.

In the third quarter, Saba generated positive operating cash flow in excess of $3.5 million and sequentially grew its deferred revenue for the seventh consecutive quarter.

Non-GAAP results are computed by adjusting GAAP results to exclude the amortization of acquisition-related intangibles, stock-based compensation expenses and the write-down of acquired deferred revenue to fair value.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these targets in any way or for any reason.

•	For its fourth quarter of fiscal 2007 (May 31, 2007), Saba anticipates total revenues to range from $27.5 million to $29.5 million on a GAAP basis.

•

Saba anticipates basic and diluted net earnings per share for its fourth quarter of fiscal 2007 (May 31, 2007) to range from breakeven to $0.05 on a GAAP basis and from $0.05 to $0.10 on a non-GAAP basis.

The non-GAAP outlook excludes the estimated non-cash amortization of purchased intangibles ($929,000), charges related to stock-based compensation expenses ($550,000 to $650,000) and the write-down of acquired deferred revenue to fair value and amortization of acquired backlog ($100,000).

Conference Call

Saba will report final results for its third quarter of fiscal 2007 on Thursday, March 29, 2007, after the market closes. The announcement will be followed by a conference call at 2:00 p.m. Pacific Time. The call will be available via Web cast at http://investor.saba.com or by dialing +1-612-234-9960.

A replay of the call is scheduled to be available by calling +1-320-365-3844 and entering code 863719, after 5:30 p.m. Pacific Time on March 29, 2007 through 11:59 p.m. Pacific Time April 12, 2007.

Legal Notice

Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: anticipated GAAP and non-GAAP revenue and per share earnings (loss), non-cash amortization of purchased intangibles, charges related to stock-based compensation expense, the write-down of acquired deferred revenue to fair value, amortization of acquired backlog, the strength of Saba’s business and Saba’s prospects for growth. The anticipated results are based on very preliminary information about the third quarter of fiscal 2007. Although the quarter is now completed, Saba is still in the early stages of its standard financial reporting closing procedures. Accordingly, as Saba completes its normal quarter -end closing processes, actual results could differ from these preliminary estimates. Saba’s actual results could differ materially from those expressed in any forward-looking statements.

In general, risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require a new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” on pages 11 through 21 of Saba’s Annual Report on Form 10-K for the fiscal year ended May 31, 2006 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Legal Notice Regarding Non-GAAP Financial Information

Saba has provided its preliminary non-GAAP revenue and net income per share data in this press release as additional information for investors. This measure is not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), is intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies. Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results, and for budget and planning purposes.

Saba is unable at this time to provide a non-GAAP to GAAP reconciliation of expected earnings per share without unreasonable effort as our estimated results are preliminary and may change as we complete the quarter close process and management’s review of our financial statements.

About Saba

Saba (NASDAQ: SABA) is the premier Human Capital Management (HCM) software and services provider, using a people-centric approach to increase productivity and performance. As a trusted partner, Saba enables the Aligned Enterprise™ for over 1,100 customers in 150 countries by providing an integrated people management system to continuously align goals, develop people, improve collaboration and increase visibility into organizational performance.

Saba customers include ABN AMRO, Alcatel, Bank of Tokyo-Mitsubishi UFJ, BMW, CEMEX, Cisco Systems, DaimlerChrysler, Dell, Deloitte Touche Tohmatsu, EDS, EMC Corporation, FedEx Kinko’s, Insurance Australia Group, Lockheed Martin, Medtronic, National Australia Bank, Novartis, Petrobras, Procter & Gamble, Scotiabank, Sprint, Standard Chartered Bank, Stanford University, Swedbank, Wyndham International, Weyerhaeuser, Underwriters Laboratories, and the U.S. Army and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

SABA, the Saba logo, Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Contact:

Peter Williams, Chief Financial Officer, +1-650-581-2500

###